UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200, Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On May 5, 2011, Straight Path Capital, a company incorporated in the Republic of the Marshall Islands ("Straight Path"), invested $2,380,000 in Jammin Java Corp. (the “Company”) pursuant to a Share Issuance Agreement, dated December 22, 2010, between the Company and Straight Path (the "Agreement").  The Company received the funds on May 19, 2011.  In consideration for the investment, Straight Path received 5,950,000 shares ($0.40 per share) of restricted common stock of the Company. The Company claims an exemption from registration for the sale and issuance of such shares pursuant to Regulation S of the Securities Act of 1933, as amended, as Straight Path has represented to the Company that it is a non-“U.S. Person” and the offer and sale complied with the requirements of Regulation S.  Following the investment, Straight Path owns 6,250,000 shares of the Company’s restricted common stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1(1)	Share Issuance Agreement between Jammin Java Corp. and Straight Path Capital, dated December 22, 2010.

(1) Filed as an exhibit to the Company’s Form 8-K, filed with the Securities and Exchange Commission on January 5, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

/s/ Anh Tran
Anh Tran
President, Secretary, Treasurer and Director
Date:	May 19, 2011